UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2021

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (833) 900-5366

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	KDMN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 8, 2021, Kadmon Holdings, Inc. (“Kadmon”) entered into amendments to the employment agreements of Harlan W. Waksal, M.D., Kadmon’s President and Chief Executive Officer, Steven Meehan, Kadmon’s Executive Vice President and Chief Financial Officer, and Gregory S. Moss, Kadmon’s Executive Vice President, General Counsel and Corporate Secretary, Chief Compliance Officer (together with Dr. Waksal and Mr. Meehan, the “Executives”). The effective date of the amendments is January 1, 2021.

Under the terms of the amendments, Dr. Waksal will receive an annual base salary of $650,000, Mr. Meehan will receive an annual base salary of $520,000 and Mr. Moss will receive an annual base salary of $468,000. Dr. Waksal will also be eligible for a year-end target bonus of 70% of his annual base salary, Mr. Meehan will be eligible for a year-end target bonus of 45% of his annual base salary, and Mr. Moss will be eligible for a year-end target bonus of 40% of his annual base salary.

Each of the amendments also provide that in the event the Executive’s employment is terminated without Cause (as defined in the Kadmon Holdings, Inc. 2016 Equity Incentive Plan (the “Plan”)), or the employee resigns with Good Reason (as defined in the amendments), in either case during the three months prior to, as of, or within twelve months following the effective date of a Change in Control (as defined in the Plan), then the vesting of each of the Executives’ stock options and/or other Awards (as defined in the Plan), as applicable, shall be accelerated and vest in full as of the date of termination.

In addition, each of Executives’ employment agreements were amended to provide that a “Change of Control” will constitute Good Reason for an Executive’s resignation and that, if compensation and benefits payable would be subject to Sections 280G and 4999 of the Internal Revenue Code, such amounts would be reduced to the extent such reduction would place such Executive in a better net after-tax position.

The above description of the amendments are a summary. Please refer to the full text of the amendments, once filed, as well as the original employment agreements. The employment agreement for Dr. Waksal, effective as of January 1, 2020, was filed as Exhibit 10.29 to Kadmon’s Annual Report on Form 10-K filed with the U.S. on March 5, 2020. The employment agreement for Mr. Meehan, effective as of February 8, 2019, was filed as Exhibit 10.1 to Kadmon’s Quarterly Report on Form 10-Q filed on May 9, 2019. The employment agreement for Mr. Moss, effective as of August 30, 2019, was filed as Exhibit 10.2 to Kadmon’s Quarterly Report on Form 10-Q filed on November 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: January 12, 2021	/s/ Harlan W. Waksal
Harlan W. Waksal
President and Chief Executive Officer